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                                                                     Exhibit 21


                            DEPOSIT GUARANTY CORP.
                             LIST OF SUBSIDIARIES

The following is a list of all subsidiaries of the Company as of December 31, 1996, and the jurisdiction in which they were organized. Each subsidiary does business under its own name.


NAME                                              JURISDICTION WHERE ORGANIZED
----                                              ----------------------------
Deposit Guaranty National Bank                    Mississippi
Deposit Guaranty Mortgage Company of              Florida
   Florida, Inc. (inactive)
G & W Life Insurance Company                      Mississippi
Deposit Guaranty Louisiana Corp.                  Louisiana
CNC Acquisition Corp. (inactive)                  Louisiana
Deposit Guaranty Arkansas Corp.                   Arkansas
Deposit Guaranty Mortgage Company                 Mississippi
Maxiprop, Inc.                                    Mississippi
First Mortgage Corp.                              Nebraska
Deposit Guaranty Investments, Inc.                Mississippi
Deposit Guaranty Student Loans, Inc.              Alabama
Deposit Guaranty Leasing Company                  Mississippi
Commercial National Bank in Shreveport            Louisiana
CNB Investments, Inc.                             Louisiana
Commercial National Investment Services, Inc.     Louisiana
Deposit Guaranty National Bank of Louisiana       Louisiana
Merchants National Bank of Fort Smith             Arkansas
Merchants Investment Center, Inc.                 Arkansas
McAfee Mortgage & Investment Company              Texas
Deposit Guaranty Nebraska Corp.                   Nebraska
Deposit Guaranty Mortgage Services, Inc.          Mississippi
ParkSouth Corporation                             Mississippi